As filed with the Securities and Exchange Commission on November 8, 2013
Registration File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

POLYMET MINING CORP.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

First Canadian Place 100 King Street West. Suite 5700 Toronto, ON. Canada (Address of Principal Executive Offices)	M5X 1C7 (Zip Code)

PolyMet Mining Corp. 2007 Omnibus Share
Compensation Plan
(Full title of the plan)

Douglas J. Newby
Poly Met Mining, Inc.
444 Cedar Street, Suite 2060
St. Paul, Minnesota 55101
Telephone: (651) 389-4100
(Name and Address of Agent for Service)

with a copy to:

Henry I. Rothman, Esq.
Troutman Sanders, LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
(212) 704-6000

CALCULATION OF REGISTRATION FEE

		Proposed
		maximum	Proposed maximum
	Amount to be	offering price	aggregate	Amount of
Title of securities to be registered	registered(1)	per share	offering price	registration fee
Common Shares, without par value	11,048,700
	common shares(3)	$0.83(2)	$9,170,421(2)	$1,181.15(2)
Common Shares, without par value	15,220,000
	common shares(4)	$1.63(5)	$24,808,600(5)	$3,195.35(5)
TOTAL	26,268,700
	common shares		$33,979,021	$4,376.50

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional Common Shares of the Company that become issuable under the PolyMet Mining Corp. 2007 Omnibus Share Compensation Plan by reason of any stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of computing the registration fee. Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of $0.83 per share, which was the average of the high and low prices of the Common Shares as reported on the NYSE MKT on November 6, 2013.

(3)	Shares underlying options to be granted under the PolyMet Mining Corp. 2007 Omnibus Share Compensation Plan.
(4)	Shares underlying options already granted under the PolyMet Mining Corp. 2007 Omnibus Share Compensation Plan.
(5)	Weighted average exercise price of options already granted under the PolyMet Mining Corp. 2007 Omnibus Share Compensation Plan.

Part I — Information Required in the Section 10(a) Prospectus

            The documents constituting Part I of this Registration Statement have been or will be sent or given to participants in the PolyMet Mining Corp. 2007 Omnibus Share Compensation Plan (as approved by the directors of PolyMet Mining Corp. (the “Company”) on the 25th day of May, 2007 and confirmed by the shareholders of the Company on the 27th day of June, 2007 and as amended by the directors of the Company on the 7th day of June, 2012 and to be confirmed by the shareholders of the Company on the 10th day of July, 2012) as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a Prospectus that meets the requirements of Section 10(a) of the Securities Act.

            Upon written or oral request, (the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The Company also will provide without charge, upon written or oral request, other documents required to be delivered to participants pursuant to Rule 428(b) under the Securities Act. Requests for the above mentioned information should be directed to PolyMet Mining Corp., First Canadian Place, 100 King Street West, Suite 5700, Toronto, ON, M5X 1C7, Attention: Stephanie Hunter. The Company’s telephone number is (416) 915-4149.

Part II — Information Required in the Registration Statement

Item 3.             Incorporation of Documents by Reference.

            The following documents, which have been filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this prospectus as of their respective dates:

•	the Company’s Annual Report on Form 20-F (File No. 001-32929) for the fiscal year ended January 31, 2013 filed with the Commission on April 22, 2013;

•

the Company’s Report of Foreign Private Issuer Reports on Form 6-K (File No. 001-32929) filed with the Commission on February 14, 2013, April 5, 2013 (two reports), April 11, 2013, April 23, 2013 , May 13, 2013, May 14, 2013, May 24, 2013, May 30, 2013, June 4, 2013 , June 10, 2013, June 11, 2013, June 19, 2013, June 27, 2013, July 5, 2013, July 9, 2013, July 10, 2013, August 23, 2013, August 26, 2013, September 10, 2013 and September 11, 2013; and

•	the description of the Company’s common shares contained in the Company’s Registration Statement on Form 8-A (File No. 001-32929) filed with the Commission on June 22, 2006.

            All documents filed subsequent to the date of this Registration Statement by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all common shares offered hereby have been sold or which deregisters any such common shares then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part here of from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.             Description of Securities.

Not Applicable.

Item 5.             Interests of Named Experts and Counsel.

Not Applicable.

Item 6.        Indemnification of Directors and Officers.

            The laws of British Columbia and the Company’s articles permit indemnification of its directors and officers against certain liabilities, which would include liabilities arising under the Securities Act of 1933, as amended.

            Under Sections 159 to 165 of the Business Corporations Act (British Columbia) (the “BCBCA”), the Company is permitted to indemnify a past or present director or officer of the Company without obtaining prior court approval in respect of an “eligible proceeding”. An “eligible proceeding” (as defined in Section 159 of the BCBCA) includes any legal proceeding relating to the activities of the individual as a director or officer of the Company. However, under section 163 of the BCBCA, the Company will be prohibited from indemnifying or paying any expenses if:

            (a) the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement was made, the Company was prohibited from giving the indemnity or paying the expenses by its articles;

            (b) the indemnity or payment is made otherwise under an earlier agreement to indemnity or pay expenses and, at the time that the indemnity is made, the Company is prohibited from giving the indemnity or paying expense by its articles;

            (c) the party did not act honestly and in good faith with a view to the Company’s best interests;

            (d) the proceeding was not a civil proceeding and the party did not have reasonable grounds for believing that his or her conduct was lawful; and

            (e) the proceeding is brought against the party by the Company or an associated corporation.

            Under Section 164 of the BCBCA, the Supreme Court of British Columbia may, on application of the Company or an eligible party:

(a)	order the Company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)	order the Company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or payment under, an agreement of indemnification entered into by the Company;

(d)	order the Company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or

(e)	make any other order the court considers appropriate.

            Section 165 of the BCBCA provides that the Company may purchase and maintain insurance for the benefit of the eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company.

            Under the BCBCA, the Company’s articles may affect the Company’s power or obligation to give an indemnity or pay expenses to the extent that the articles prohibit giving the indemnity or paying the expenses. As indicated above, this is subject to the overriding power of the Supreme Court of British Columbia under Section 164 of the BCBCA.

            The Company’s articles provide that it will indemnify any of its directors, former directors, alternate directors or senior officers and his or her heirs and legal personal representative against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.

            The Company must purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(a)	is or was a director, alternate director, officer, employee or agent of the Company or an affiliate;

(b)	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

(c)	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity.

Against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Item 7.               Exemption from Registration Claimed.

Not Applicable.

Item 8.               Exhibits.

Exhibit
Number

4.1	Certificate of Incorporation (incorporated by reference to Exhibit 1.1 to the Company’s Form 20-F for the fiscal year ended January 31, 2006, filed with the Commission on July 31, 2006).

4.2	Certificate of Change of Name (incorporated by reference to Exhibit 1.2 to the Company’s Form 20-F for the fiscal year ended January 31, 2006, filed with the Commission on July 31, 2006).

4.3

Articles of Incorporation of PolyMet Mining Corp. (incorporated by reference to Exhibit 1.3 to the Company’s Form 20-F for the fiscal year ended January 31, 2006, filed with the Commission on July 31, 2006).

4.4	Shareholder Rights Plan Agreement *

5.1	Opinion and consent of Farris, Vaughan, Wills & Murphy LLP, counsel to the Company, as to the legality of the securities being offered.*

23.1	Consent of PricewaterhouseCoopers LLP, Chartered Accountants *

23.2	Consent of Farris, Vaughan, Wills & Murphy LLP (contained in Exhibit 5).*

24.1	Power of Attorney (contained in the signature page to this Registration Statement).

99.1	PolyMet Mining Corp. 2007 Omnibus Share Compensation Plan (incorporated by reference to Exhibit 99.1 to the Company’s Form-6-K filed on June 15, 2012).

________________________________
*Filed herewith

Item 9.        Undertakings.

(a)	The undersigned Company hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act,

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement,

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Toronto, Ontario, Canada, on November 8, 2013.

POLYMET MINING CORP.

By:	/s/ Douglas J. Newby
Name:	Douglas J. Newby
Title:	Chief Financial Officer

POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jonathan C. Cherry and Douglas J. Newby his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan C. Cherry	President, Chief Executive	November 8, 2013
Jonathan C. Cherry	Officer and Director (Principal
Executive Officer)

/s/ Douglas J. Newby	Chief Financial Officer	November 8, 2013
Douglas J. Newby	(Principal Financial and
Accounting Officer)

*	Chairman of the Board of	November 8, 2013
W. Ian L. Forrest	Directors and Director

*	Director	November 8, 2013
Frank Sims

*	Director	November 8, 2013
William Murray

*	Director	November 8, 2013
David Dreisinger

6

*
Stephen Rowland	Director	November 8, 2013

*	Director	November 8, 2013
Alan R. Hodnik

*	Director	November 8, 2013
Michael M. Sill

* By:	/s/ Douglas J. Newby
Douglas J. Newby
Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number

4.1	Certificate of Incorporation (incorporated by reference to Exhibit 1.1 to the Company’s Form 20-F for the fiscal year ended January 31, 2006, filed with the Commission on July 31, 2006).

4.2	Certificate of Change of Name (incorporated by reference to Exhibit 1.2 to the Company’s Form 20-F for the fiscal year ended January 31, 2006, filed with the Commission on July 31, 2006).

4.3

Articles of Incorporation of PolyMet Mining Corp. (incorporated by reference to Exhibit 1.3 to the Company’s Form 20-F for the fiscal year ended January 31, 2006, filed with the Commission on July 31, 2006).

4.4	Shareholder Rights Plan Agreement *

5.1	Opinion and consent of Farris, Vaughan, Wills & Murphy LLP, counsel to the Company, as to the legality of the securities being offered.*

23.1	Consent of PricewaterhouseCoopers LLP, Chartered Accountants *

23.2	Consent of Farris, Vaughan, Wills & Murphy LLP (contained in Exhibit 5).*

24.1	Power of Attorney (contained in the signature page to this Registration Statement).

99.1	PolyMet Mining Corp. 2007 Omnibus Share Compensation Plan (incorporated by reference to Exhibit 99.1 to the Company’s Form-6-K filed on June 15, 2012).

________________________________
*Filed herewith